UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, the Board of Directors of Gold Resource Corporation (the “Company”) approved an increase in the number of members of the board of directors from five to six. The independent members of the Board of Directors nominated Dr. Gary Huber to fill the newly created vacancy and the Board of Directors unanimously approved the appointment of Dr. Huber to serve until such time as a successor is duly elected and qualified.

Dr. Huber is a mining executive with over 35 years of natural resource experience. He is the founder and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration in 2006. From 2010 to 2011, Dr. Huber served as an independent director of Capital Gold Corp., a gold mining company with operations in Mexico which eventually merged into AuRico Gold Inc. (NYSE: AUQ), including serving on the Audit and Corporate Governance Committees. From 2007 to 2012, Dr. Huber was the president and chief executive officer of Neutron Energy, Inc., a private uranium development company operating in the western United States. Dr. Huber founded Canyon Resources Corporation in 1979, which merged into Atna Resources Ltd. (TSX: ATN), and served in various capacities there until 2006, including as director, chief financial officer, vice president of finance, treasurer and secretary. He also served as the president and chief executive officer of CR Minerals Corporation, a subsidiary of Canyon Resources, from 1987-1998. Dr. Huber holds a Ph.D in geology from Colorado School of Mines and received Bachelor of Science in Geology from Fort Lewis College. He is a fellow of the Society of Economic Geologists (SEG), a member of the Society for Mining, Metallurgy and Exploration (SME) and a Utah registered Professional Geologist. Dr. Huber also was formerly a director of the Denver Gold Group, a not-for-profit industry association for publicly-traded precious metal companies.

The Board of Directors anticipates that in addition to his board service, Dr. Huber will also serve on the Company’s Audit Committee and Compensation Committee. Dr. Huber will initially receive a $3,000 monthly retainer fee and it is anticipated he will receive stock options to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing sales price on the NYSE Amex as of the date of grant.

Item 7.01 Regulation FD Disclosure.

On February 4, 2013, the Company issued a press release regarding an increase in the size of the Board of Directors and the election of Dr. Huber as a director. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this report:

99.1	Press release dated February 4, 2013.

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding current and future exploration and development activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement. Readers are cautioned not to put undue reliance on forward-looking statements.

U.S. investors should be aware that the Company has no “reserves” as defined by Guide 7 adopted by the United States Securities and Exchange Commission (SEC) and are cautioned not to assume that any part or all of the mineralization will ever be confirmed or converted into Guide 7 compliant “reserves.”

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: February 4, 2013	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Press release dated February 4, 2013.